Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A Amendment No. 1 of E-Waste Systems, Inc. for the quarter ended June 30, 2013, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-Q/A Amendment No. 1 of E-Waste Systems, Inc. for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-Q/A Amendment No. 1 for the quarter ended June 30, 2013, fairly presents in all material respects, the financial condition and results of operations of E-Waste Systems, Inc.

By:	/s/ Martin Nielson
Name:	Martin Nielson
Title:	Principal Financial Officer
Date:	August 23, 2013